                                                                    EXHIBIT 10.1

STATE OF MISSISSIPPI

COUNTY OF Oktibbeha


                             EMPLOYMENT AGREEMENT


     THIS INDENTURE made and entered into on this 3rd day of January, 1991, by and between the NATIONAL BANK OF COMMERCE OF MISSISSIPPI, a national banking association, hereafter "Bank", and L. F Mallory, Jr., hereafter "Executive."


                         W  I  T  N  E  S  S  E  T  H


     WHEREAS, the Executive is desirous of having security in his employment and protection against the exigencies of circumstance in the event the Bank should undergo a material change of ownership as hereafter defined; and

     WHEREAS, the Bank is desirous of obtaining the continued, effective management and executive duties of the Executive without which the Bank could not continue to operate as effectively and profitably;

     NOW, THEREFORE, in consideration of the mutual purposes and the promises hereafter contained, these parties agree and covenant unto each other as follows, to-wit:

     1. This contract shall become effective January 3, 1991, and expire January 1, 1993, unless renewed or extended.

     2.   Executive plans to continue in the employment of the Bank.
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     3.   Bank agrees that in the event of a material change of ownership, the following employment contract provisions shall thereupon become immediately and automatically effective:

     For purposes of this agreement, a "material change in ownership" shall mean the transfer into a new single control unrelated to the present management (defined as officers and directors) of the control and voting power of at least 30% of the outstanding capital stock of NBC Capital Corporation, the Bank's corporate holding company. In the event ownership attributable to J.R. Scribner is increased as a result of the Corporation acquiring its own shares, this percentage shall be increased accordingly. Any transfers to or from the Bank's ESOP shall not constitute such a "material change of ownership" nor shall any transfer by reason of death of a shareholder and distribution of shares to heirs, or transfers from parents to children or grandchildren or shareholder to a spouse.

     A. In such event, the Bank agrees to employ the Executive for a period of at least five (5) years from the date of such transfer and that during said period of employment, the salary, automobile privileges, bonuses, incentive compensation and all other forms of renumeration shall be at least as great as that currently paid by the Bank to the Executive. The duties, responsibilities, privileges and authority of the Executive shall remain as great as they currently are and shall not, during said period of employment, be curtailed in any manner. The Executive shall not be required to move his place of residence, to travel to any greater extent than he is now required to do so in his employment or to undertake any additional duties and responsibilities in addition to those duties and responsibilities currently placed upon him in his employment except to the extent that he and the Bank should agree upon such changes and should agree upon compensation appropriate with respect thereto.
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     During the described period of guaranteed employment, the Executive may only be discharged for good cause defined as refusal to perform the duties of his employment, physical or mental disability, dishonesty, malfeasance or flagrant insubordination.

     B. In the event of a change of control (defined as transfer, sale or exchange of 80% or more of the capital stock ), the Bank shall pay to the Executive in a lump sum, in cash, an amount equal to three times the average of the aggregate annual compensation paid to the Executive during the five calendar years preceding the change in control of the bank and/or the holding company by the bank or the company, subject to U.S. income taxes; provided, however, that if the lump sum payment under this section, either alone or together with other payments which the Executive has the right to receive from the bank and the holding company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1954, as amended [the "Code"]), such lump sum severance payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under this Section B being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the lump sum severance payment under this Section, pursuant to the foregoing provison shall be made by the Executive in good faith, and such determination shall be conclusive and binding on the Bank.
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     IN WITNESS THEREOF, these parties have executed this Agreement, in duplicate, on the day above written.



                                            NATIONAL BANK OF COMMERCE
                                                       OF MISSISSIPPI



                                            BY:
                                               ---------------------------
                                                     Chairman of the Board


                                                   ORIGINAL SIGNATURE
                                                   ------------------
                                                   J. R. Schribner

ATTEST:



BY:  ______________________________


         PAT JOHNSON

                                            EXECUTIVE



                                            BY:
                                               ---------------------------
                                               L. F. Mallory, Jr.
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STATE OF MISSISSIPPI

COUNTY OF OKTIBBEHA



                        EMPLOYMENT EXTENSION AGREEMENT

     THIS INDENTURE made and entered into this 4th day of December, 1991, by and between the NATIONAL BANK OF COMMERCE OF MISSISSIPPI, a national banking association, hereafter "Bank" and L. F. MALLORY, JR., President and CEO of the National Bank of Commerce of Mississippi, hereafter "Executive."

                         W  I  T  N  E  S  S  E  T  H:

     WHEREAS, these parties entered into an Employment Agreement dated January 3, 1991, which is now in full force and effect; and

     WHEREAS, both parties are desirous of extending the terms and provisions of that Employment Agreement for an additional period of five more years;

     NOW, THEREFORE, in consideration of the mutual desires and promises of these parties herein contained, these parties agree and covenant as follows:

     1. The Employment Agreement dated January 3, 1991, which by its terms will be effective until its expiration on January 1, 1993, is ratified and confirmed.

     2. All terms and provisions of that Employment Agreement and all covenants of both parties are hereby extended and made effective for the period January 1, 1993, and ending December 31, 1998.

     IN WITNESS WHEREOF these parties have executed this Agreement, in duplicate, on the day above written, execution by the Bank being done by its duly authorized corporate officers.

                                       NATIONAL BANK OF COMMERCE
                                                  OF MISSISSIPPI

                                       BY:
                                          --------------------------------

ATTEST

BY:
   -------------------------------


                                          _______________________________
                                          Lewis F. Mallory, Jr.